Exhibit 99.1

Lihua International to Report Second Quarter 2010 Financial Results
on Thursday, August 12, 2010

DANYANG, China, Aug. 4 /PRNewswire-Asia/ -- Lihua International, Inc. (Nasdaq: LIWA) ("Lihua" or the "Company"), a leading Chinese developer, designer, and manufacturer of low cost, high quality alternatives to pure copper products, such as refined copper products and superfine and magnet wire, including copper clad aluminum ("CCA") wire, today announced that it will report financial results for the second quarter ended June 30, 2010 on Thursday, August 12, 2010, before the start of trading in the U.S.

The Company will host a conference call to discuss the results on Thursday, August 12, 2010 at 8:00 a.m. Eastern time. Interested parties may access the conference call by dialing 1-877-941-4775 in the U.S. and Canada, or 1-480-629-9761 internationally.

For those unable to participate, an audio replay of the call will be available beginning approximately one hour after the conclusion of the live call through August 19, 2010. The audio replay can be accessed by dialing 1-800-406-7325 from the U.S. or Canada, or 1-303-590-3030 internationally, and entering access ID No. 4344011.

The call will be also be available as a live, listen-only webcast under the "Events and Presentations" page on the "Investor Relations" section of the Company's website at http://www.lihuaintl.com/Investor_Relations/Events_Presentations.html. Following the live webcast, an online archive will be available for 90 days.

About Lihua International, Inc.

Lihua, through its two wholly-owned subsidiaries, Lihua Electron and Lihua Copper, is a leading value-added manufacturer of copper replacement products for China's rapidly growing copper wire and copper replacement product market. Lihua is one of the first vertically integrated companies in China to develop, design and manufacture lower cost, high quality alternatives to pure copper magnet wire and pure copper alternative products. Lihua's products include CCA and pure copper products including copper wire, copper rod and copper anode, which are produced from recycled scrap copper. Lihua's products are sold in China either directly to manufacturers or through distributors in the wire and cable industries and manufacturers in the consumer electronics, white goods, automotive, utility, telecommunications and specialty cable industries. Lihua's corporate and manufacturing headquarters are located in the heart of China's copper industry in Danyang, Jiangsu Province. For more information, visit: http://www.lihuaintl.com ..

To be added to the Company's email distribution for future news releases, please send your request to lihua@tpg-ir.com.

Safe Harbor Statement

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities, events or developments that the Company expects, projects, believes or anticipates will or may occur in the future, including, without limitation, statements about its business or growth strategy, general industry conditions including availability of copper or recycled scrap copper, future operating results of the Company, capital expenditures, expansion and growth opportunities, bank borrowings, financing activities and other such matters, are forward-looking statements. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, actual results may differ from those projected in the forward-looking statements.

Please note that information in this press release reflects management views as of the date of issuance.

SOURCE  Lihua International, Inc.
       08/04/2010

CONTACT: Daphne Huang, EVP of Corporate Finance and Director of Investor Relations of Lihua International, Inc., +1-516-717-9939, daphne.huang@lihuaintl.com; or Investor Relations, Brandi Floberg or Lee Roth, +1-212-481-2050, lihua@tpg-ir.com, both of The Piacente Group, Inc.    Web Site:  http://www.lihuaintl.com